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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Form S-3 Registration Statement of our report dated January 31, 2003 relating to the financial statements and financial statement schedule of Tut Systems, Inc., which appears in Tut Systems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

        PricewaterhouseCoopers LLP

        Portland, Oregon

        January 5, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS